                                                                   EXHIBIT 23.5



                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR



        As a person named in this registration statement as being about to become a director of Lamalie Associates, Inc., I hereby consent to my identification that capacity and to all references to me and information about me included in or made a part of this registration statement.



                                                /s/ John S. Rothschild
                                                ----------------------
                                                    John S. Rothschild


As of April 28, 1997